Exhibit 5.3

[LETTERHEAD OF TROUTMAN SANDERS LLP]

June 16, 2016

Bonterra Builders, LLC

8601 N. Scottsdale Road, Suite 225

Scottsdale, AZ 85253

and

AV Homes, Inc.

8601 N. Scottsdale Road, Suite 225

Scottsdale, AZ 85253

Re:	Bonterra Builders, LLC
Registration Statement on Form S-3; Guaranty

Ladies and Gentlemen:

We have acted as special North Carolina counsel to Bonterra Builders, LLC, a North Carolina limited liability company (“North Carolina Guarantor”), in connection with the filing of that certain Registration Statement on Form S-3 on June 16, 2016 (the “Registration Statement”), by AV Homes, Inc., a Delaware corporation (the “Company”), North Carolina Guarantor and the other registrants named therein, with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to those terms in the Registration Statement.

The Registration Statement relates to the offer and sale by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of the following securities (the “Securities”), which together shall have an aggregate offering price not to exceed $300,000,000: (a) such indeterminate number of shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”); (b) such indeterminate number of shares of preferred stock, par value $0.10 per share, of the Company (the “Preferred Stock”); (c) such indeterminate principal amount of senior debt securities of the Company (the “Senior Debt Securities”); (d) such indeterminate principal amount of subordinated debt securities of the Company (the “Subordinated Debt Securities”, and together with the Senior Debt Securities, the “Debt Securities”); (e) such indeterminate number of warrants entitling the holders to purchase Common Stock, Preferred Stock, Debt Securities or other securities of the Company; (f) such indeterminate number of units of the above Securities; and (g) such guarantees of the Debt Securities by North Carolina Guarantor and the other guarantors named in the Registration Statement (the “Guarantees”).

We have made such examination of law and facts as we have deemed necessary as a basis for our opinions set forth below. In connection with such examination, we have reviewed originals or facsimile or electronic copies of the following documents:

(i)	the Registration Statement;

(ii)

the Indenture Providing for Issuance of Debt Securities, dated as of February 4, 2011 (the “Senior Indenture”), between the Company (f/k/a Avatar Holdings Inc.) and Wilmington Trust, National Association (as successor to Wilmington Trust FSB), as trustee (the “Senior Trustee”), which is filed as Exhibit 4.12 to the Registration Statement;

(iii)

a form of Indenture Providing for Issuance of Subordinated Debt Securities, which is filed as Exhibit 4.14 to the Registration Statement (the “Subordinate Indenture”, and together with the Senior Indenture, the “Indentures”) to be entered into by the Company and a trustee to be named by the Company (the “Subordinate Trustee”, and together with the Senior Trustee, the “Trustees”, and each a “Trustee”);

(iv)

the Articles of Organization of North Carolina Guarantor, certified by the Secretary of State of North Carolina as of June 6, 2016, as amended by the Articles of Amendment of North Carolina Guarantor, certified by the Secretary of State of North Carolina as of June 6, 2016;

(v)	the Operating Agreement of North Carolina Guarantor, dated as of May 28, 2015;

(vi)	a Certificate of Existence of North Carolina Guarantor, certified by the Secretary of State of North Carolina as of June 6, 2016; and

(vii)

the Omnibus Action by Written Consent of the Board of Directors and the Members of Avatar Properties Inc., a Florida corporation, as the sole member of North Carolina Guarantor and the other parties thereto, dated as of June 3, 2016 (the “Written Consent”).

The documents described in (i) through (iii) above are sometimes collectively referred to herein as the “Guaranty Documents”. The documents described in (iv) through (vii) are sometimes referred to herein as the “Organizational Documents”.

Based upon and subject to the foregoing and the assumptions, qualifications and exceptions set forth below, we are of the opinion that:

1.        North Carolina Guarantor is a limited liability company duly organized and validly existing under the laws of the State of North Carolina, and has the limited liability company power and authority to carry on its business as currently conducted.

2.        The execution and filing with the Commission by North Carolina Guarantor of the Registration Statement have been properly authorized by all necessary limited liability company action on the part of North Carolina Guarantor.

3.        North Carolina Guarantor has the limited liability company power to authorize the form and terms of, and the performance, issuance and sale by North Carolina Guarantor of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indentures and any supplements thereto as contemplated by the Registration Statement.

4.        The execution, delivery and performance by North Carolina Guarantor of any supplement to an Indenture with respect to any Guarantee applicable to North Carolina Guarantor and the issuance of any Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) applicable to North Carolina Guarantor will be duly authorized by all necessary limited liability company action when (a) the specific terms of the particular series of Debt Securities and such Guarantee applicable to North Carolina Guarantor have been duly established as contemplated by the Registration Statement and in accordance with the terms of the applicable Indenture and any duly authorized supplements thereto and authorized by all necessary corporate, partnership and limited ability company action of the Company, North Carolina Guarantor and the other parties thereto, as applicable, and (b) the particular series of Debt Securities to which the Guarantees applicable to North Carolina Guarantor relate shall have been duly executed, issued and delivered against payment therefor by the Company as contemplated by the Registration Statement and in accordance with the terms of the applicable Indenture.

In rendering the foregoing opinions, we have assumed that, at the time of the issuance, sale and delivery of any Guarantee (the “Relevant Time”) by North Carolina Guarantor: (a) the Registration Statement and any supplements and amendments thereto will be effective and will comply with all applicable laws; (b) a prospectus supplement will have been prepared and filed with the Commission sufficiently describing the Debt Securities and Guarantees applicable to North Carolina Guarantor offered thereby and will comply with all applicable laws; (c) all Debt Securities and Guarantees applicable to North Carolina Guarantor will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement relating thereto; (d) the applicable Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and a legally sufficient Statement of Eligibility on Form T-1 shall have been properly filed with the Commission; (e) a definitive purchase, underwriting or similar agreement and any other necessary agreement, certificate, instrument or document with respect to any Debt Securities and Guarantees applicable to North Carolina Guarantor offered or issued will have been duly authorized by all necessary corporate action of the Company and limited liability company action of North Carolina Guarantor and duly executed and delivered by the Company and North Carolina Guarantor and the other parties thereto; (f) the execution, delivery and performance by North Carolina Guarantor of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by North Carolina Guarantor of the applicable indenture and the Guarantee will not (i) contravene or violate the Organizational Documents, or any law, rule or regulation applicable to North Carolina Guarantor, (ii) result in a default under or breach of any agreement or instrument binding upon North Carolina Guarantor, or any order, judgment or decree of any court or governmental authority applicable to North Carolina Guarantor, or (iii) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (g) the authorization by North Carolina Guarantor of the transactions described above and the instruments, agreements and other documents entered into or to be entered into North Carolina Guarantor, as described above, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents; (h) the applicable Indenture will not have been modified or amended (other than by a supplemental indenture establishing the form and terms of the Debt Securities of any series and, if applicable, creating the form and terms of any related Guarantee); and (i) the Organizational Documents of North Carolina Guarantor, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further relied, without investigation, upon the following assumptions: (1) each natural person involved on behalf of North Carolina Guarantor will have, at the time of execution and at the Relevant Time, sufficient legal capacity to enter into and perform the transactions contemplated by the Guaranty Documents or to carry out such person’s role in such transactions; (2) each party to a Guaranty Document (other than North Carolina Guarantor) will have, at the time of execution and the Relevant Time, satisfied those legal requirements that are applicable to it to the extent necessary to make such Guaranty Document a valid and binding obligation of such party, enforceable against such party in accordance with its terms; (3) each party to a Guaranty Document (other than North Carolina Guarantor) will have, at the time of execution and the Relevant Time, complied with all legal requirements pertaining to its status (such as legal investment laws, foreign qualification statutes and business activity reporting requirements) as such status relates to its rights to enforce such Guaranty Document against North Carolina Guarantor; (4) the final form of each form document submitted to us for review (e.g., the Subordinated Indenture) will be executed, delivered and performed in a manner substantially similar to the form we reviewed, each other document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; and (5) there has not been, and there will not be at the time of execution and at the Relevant Time, any mutual mistake of fact or misunderstanding, fraud, duress or undue influence with respect to the authorizations and transactions contemplated herein.

This opinion letter is limited to the laws of the State of North Carolina. We express no opinion as to whether, or the extent to which, the laws of any other jurisdiction apply to the subject matter hereof. Moreover, with respect to the authorization of Avatar Properties, Inc. acting as the sole member of North Carolina Guarantor, we have relied upon the opinion of Melisa Boross Konderik, Vice President and Assistant General Counsel of AV Homes, Inc.

The opinions expressed herein are limited to the matters stated herein, and no opinions are implied or may be inferred beyond the matters expressly stated herein. This opinion letter is being furnished to North Carolina Guarantor as of the date hereof in connection with the filing of the Registration Statement, and may not be used for any other purpose or relied on by or assigned, published or communicated to any other Person without our prior written consent in each instance. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are “experts” within the meaning of Section 11 of the Securities Act or in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP